Exhibit 10.9

NOTE CANCELLATION AGREEMENT

This Note Cancellation Agreement (“Agreement”), dated as of December 16, 2020, is made and entered into by and between Skillz Inc., a Delaware corporation (the “Company”), and Casey Chafkin (the “Borrower”) shall be effective upon the consummation of the Transaction (as defined below). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, reference is made to that certain Promissory Note, dated as of May 14, 2020, in the principal amount of $3,199,005.64, issued to the Company by the Borrower (the “Note”);

WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of September 1, 2020 (the “Merger Agreement”), by and between the Company, Flying Eagle Acquisition Corp., a Delaware corporation (“Acquiror”), FEAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and Andrew Paradise, solely in his capacity as the Stockholder Representative thereunder, pursuant to which, among other things, Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of Acquiror (the “Transaction”);

WHEREAS, in connection with and upon the consummation of the Transaction, Borrower will be entitled to receive shares of Acquiror Common Stock;

WHEREAS, in connection with and immediately prior to the consummation of the Transaction, Borrower desires to pay off all liabilities under the Notes by surrendering and forfeiting a number of shares of Company Common Stock that would otherwise represent Borrower’s right to receive a number of shares of Acquiror Common Stock he would otherwise be entitled to receive upon the consummation of the Transaction;

NOW, THEREFORE, in consideration of the foregoing and of the agreements set forth herein, the parties hereby agree as follows:

1.                  In connection with and immediately prior to the consummation of the Transaction, the Borrower agrees to surrender, forfeit and relinquish a number of shares of Company Common Stock which would otherwise represent the right to receive a number of shares of Acquiror Common Stock determined in accordance with the formula set forth on Exhibit A (the “Surrendered Shares” and such surrender, the “Surrender”).

2.                  Borrower hereby grants to the Company, the Acquiror and any representative of the Company or Acquiror without further action by the Borrower a limited irrevocable power of attorney solely to effect the Surrender of the Surrendered Shares on behalf of the Borrower, which power of attorney shall be deemed to be coupled with an interest.

3.                  Borrower hereby agrees to execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the Surrender.

4.                  Upon the effectiveness of the Surrender, the Company and the Borrower agree that the Note shall be terminated, and neither party will have any further rights or obligations thereunder.

5.                  This Agreement will be governed by and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise under principles of conflict of laws thereof. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, but all of which together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

SKILLZ INC.

By:	/s/ Andrew Paradise
Name:	Andrew Paradise
Title:	Chief Executive Officer

BORROWER:

/s/ Casey Chafkin
CASEY CHAFKIN

[Signature Page to Note Cancellation Agreement]

EXHIBIT A

Surrendered Shares = (Payoff Amount ÷ Closing Price) ÷ Exchange Ratio

“Closing Price” means the closing price of the Acquiror Common Stock on the trading day immediately prior to the Closing Date.

“Exchange Ratio” has the meaning ascribed to it in the Merger Agreement (which shall be determined after taking into account the Surrendered Shares)

“Payoff Amount” means all outstanding and unpaid principal and interest under the Note.

The number of Surrendered Shares determined in accordance with the formula above shall be rounded up to the nearest whole share.

The Acquiror shall provide the Borrower with a calculation of the Surrendered Shares promptly following the Closing and the Borrower shall have the opportunity to object to such calculation The resolution of any dispute between the Borrower and the Acquiror regarding the number of Surrendered Shares shall be subject to approval of the Compensation Committee of the Acquiror.